EXHIBIT 99.01

HERITAGE COMPANIES, INC.

UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002

		ProForma adjustments for Disposal of Blair Consulting
ASSETS:	As reported	Group, LLC	ProForma
Cash and cash equivalents	$ 2,621	$ -	$ 2,621
Accounts receivable	9,900	(9,900)	-
Prepaid commissions	17,940	(17,940)	-
Related party receivable	62,001	(62,001)	-
Total current assets	92,462	(89,841)	2,621

Fixed assets, net	2,122	(2,122)	-

Minority interest in consolidated subsidiary	954	(954)	-
Goodwill, net	47,516	(47,516)	-

Total assets	$143,054	$(140,433)	$ 2,621

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Accounts payable	$ 7,694	$ -	$ 7,694
Deferred revenue	29,900	(29,900)	-
Related party payable	25,656	-	25,656
Acquisition obligations payable	14,379	(14,379)	-
Total current liabilities	77,629	(44,279)	33,350

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock,	1,771	-	1,771
Additional paid-in capital	583,673	-	583,673
Retained earnings (deficit)	(519,925)	(96,154)	(616,079)
Less: Treasury stock	(94)	-	(94)
Total stockholders' equity (deficit)	65,425	(96,154)	(30,729)

Total liabilities and stockholders' equity (deficit)	$143,054	$(140,433)	$ 2,621

The accompanying Notes to Unaudited ProForma Consolidated Financial Statements are an integral part of these ProForma consolidated financial statements.

HERITAGE COMPANIES, INC.

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS

OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

		ProForma adjustments for Disposal of Blair Consulting
	As reported	Group, LLC	ProForma
Net service revenues	$ 332,750	$(332,750)	$ -
Direct costs of services	233,016	(233,016)	-

Gross margin	99,734	(99,734)	-
Selling, general and administrative expenses	73,942	(55,062)	18,880
Shared service expense (paid to related party)	33,430	(33,430)	-
Impairment of brick manufacturing assets	492,656	-	492,656
Depreciation expense	856	(856)	-

Operating loss	(501,150)	(10,386)	(511,536)
Interest expense	(1,723)	1,723	-
Minority interest in consolidated subsidiary	(1,733)	1,733	-

Loss before taxes	(504,606)	(6,930)	(511,536)
Income taxes	-		-

Net loss	$(504,606)	$ (6,930)	$(511,536)

Basic and diluted net loss per share	$ (0.305)		$ (0.309)

Weighted average shares outstanding	1,657,028		1,657,028

The accompanying Notes to Unaudited ProForma Consolidated Financial Statements are an integral part of these ProForma consolidated financial statements.

HERITAGE COMPANIES, INC.

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS

OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations commenced) TO DECEMBER 31, 2001

		ProForma adjustments for Disposal of Blair Consulting
	As reported	Group, LLC	ProForma
Net service revenues	$ 213,405	$(213,405)	$ -
Direct costs of services	141,765	(141,765)	-

Gross margin	71,640	(71,640)	-
Selling, general and administrative expenses	27,874	(26,153)	1,721
Shared service expense (paid to related party)	43,922	(43,922)	-
Amortization expense	10,666	(10,666)	-
Depreciation expense	1,047	(1,047)	-

Operating loss	(11,869)	10,148	(1,721)
Interest income	11,667	(11,667)	-
Interest expense	(15,704)	15,704	-
Minority interest in consolidated subsidiary	2,837	(2,837)	-

Loss before taxes	(13,069)	11,348	(1,721)
Income taxes	-		-

Net loss	$(13,069)	$ 11,348	$ (1,721)

Basic and diluted net loss per share	$ (0.031)		$(0.004)

Weighted average shares outstanding	416,667		416,667

The accompanying Notes to Unaudited ProForma Consolidated Financial Statements are an integral part of these ProForma consolidated financial statements.

HERITAGE COMPANIES, INC.

NOTES TO UNAUDITED PROFORMA CONSOLIDATED
FINANCIAL STATEMENTS

GENERAL: The accompanying Unaudited ProForma Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto, and other financial information pertaining to the Company included in the Company’s Annual Report on Form 10KSB and its Quarterly Report on Form 10QSB as previously filed with the SEC.

The Unaudited ProForma Consolidated Financial Statements are provided for informational purposes only and should not be construed to be indicative of the Company’s consolidated financial position or results of operations had the disposition of Blair Consulting Group, LLC had been consummated on the dates assumed and do not project the Company’s financial position or results of  operations for any future periods or dates.

TRANSACTION:  On December 17, 2002, the Company was formally notified by E-Myth, LLC that it was exercising its contractual right to cancel the Shared Service Agreement dated February 1, 2001, by and between E-Myth, LLC and Heritage Companies, Inc. The agreement required E-Myth, LLC to provide office space, management, accounting and back office support and day-to-day financing to Blair Consulting Group, LLC.  In connection therewith, on December 17, 2002, the Board of Directors approved a transaction whereby it effectively disposed of its 80% membership interest in Blair Consulting Group, LLC by transferring its ownership interest to E-Myth, LLC.  In consideration for the transfer of membership interest, E-Myth, LLC agreed to the following:

·

E-Myth, LLC will execute and deliver a stock power, which assigns and conveys any and all rights Blair Consulting Group, LLC has in the 93,751 Heritage common shares (currently held by Blair Consulting).

·

The forgiveness of all inter-company payables/receivables by and between Heritage, Blair and E-Myth.

·

The assumption by E-Myth, LLC of any and all liabilities whether known or unknown at this time related to the initial acquisition and ongoing operations (including any and all income and payroll taxes) of Blair Consulting Group, LLC.

·

E-Myth, LLC will indemnify and hold Heritage Companies, Inc. harmless from all litigation, claims and other liabilities (including any all income and payroll taxes) related to the initial acquisition and ongoing operations of Blair Consulting Group, LLC.

·

Heritage Companies, Inc. will indemnify and hold E-Myth, LLC harmless from all litigation, claims and other liabilities related to past, present and future operations of Heritage Companies, Inc., previously National Headhunters, Inc.

E-Myth, LLC is controlled by Cary Daniel and James Windmiller  who are members of the Company’s Board of Directors.

PROFORMA ADJUSTMENTS:  The accompanying Unaudited ProForma Consolidated Financial Statements include adjustments to the previously reported consolidated financial statements.  The adjustments assume that the disposition of Blair Consulting Group, LLC as previously described, occurred as of September 30, 2002 relative to the Unaudited ProForma Consolidated Balance Sheet and as of February 1, 2001 relative to the Unaudited ProForma Statements of Operations.